Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Annual Report on Form 1-K of Fundrise Income eREIT II, LLC of our report dated April 22, 2020, relating to the financial statements of Fundrise Income eREIT II, LLC.

/s/ RSM US LLP

McLean, Virginia

April 22, 2020